UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): January 20, 2005

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On January 20, 2005, Horizon Financial Corp. issued its earnings release for the quarter ended December 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated January 20, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: January 24, 2005              By: /s/ V. Lawrence Evans
                                        ------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

                                 CONTACTS:  V. Lawrence Evans, Chairman & CEO
                                 Dennis Joines, President & COO
                                 Rich Jacobson, Executive VP & CFO
                                 360.733.3050

                                 THE CEREGHINO GROUP
                                 corporate investor relations
                                 206.762.0993
News Release                     www.stockvalues.com
==============================================================================

      HORIZON FINANCIAL EARNINGS PER SHARE UP 15% IN THIRD QUARTER 2005;
      ------------------------------------------------------------------
             20% LOAN GROWTH CONTRIBUTES TO RECORD PROFITS
             ---------------------------------------------

BELLINGHAM, WA - January 20, 2005 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that strong commercial loan production and growth in core deposits contributed to record profits in both the third quarter and first nine months of fiscal 2005. Earnings per diluted share increased 15% to $0.31 in the third quarter ended December 31, 2004, compared to $0.27 a year ago, as net income grew to $3.2 million, compared to $2.9 million in the third fiscal quarter last year. In the first nine months of fiscal 2005, earnings per diluted share rose 6% to $0.94, from $0.89 in the same period a year ago, with net income totaling $9.8 million, compared to $9.6 million in the first three quarters of fiscal 2004.

Management will host a conference call today, January 20, at 1:30 pm PST (4:30 pm EST) to discuss the results. The live call can be accessed by dialing
(303) 262-2130. The replay, which will be available shortly after the call concludes for three weeks, can be heard at (303) 590-3000, using access code 11016719#.

"We have continued to focus on gathering low-cost deposits and utilizing those funds to make high-quality, high-yielding loans," stated V. Lawrence Evans, Chairman and CEO. "This strategy has paid off, with earnings per share up 15% in the quarter and 6% year-to-date, despite a slowdown in residential lending that primarily impacted the first half of the year."

"We have continued to grow our commercial lending business, while residential lending remains a key component of our strategy," added Dennis Joines, President and COO. "Cultivating a relationship with a small business owner provides more opportunities to cross-sell our products."

Total loan originations grew 34% to $180 million in the third quarter of fiscal 2005, compared to $135 million a year ago. Commercial and commercial real estate loans increased to 81% of total production in the third quarter, from 73% a year ago, while residential loans represented 14% of production, down from 21% in the third quarter last year. Consumer loans made up the balance of production.

For the nine-month period, total loan originations decreased to $519 million due to the decline in mortgage lending activity. Commercial loans were 73% of total new loans, up from 57% a year ago, and residential loans were 21% of production, down from 37% in the first nine months of fiscal 2004. Consumer loans stayed flat from the previous year at 6% of production in the nine-month period.

Commercial and commercial real estate loan originations grew 49% over the third quarter last year and 24% year-to-date, to $146 million and $381 million, respectively. Single-family mortgage loan production decreased by 8% to $25.9 million in the quarter, and by 46% to $108 million in the nine-month period. Consumer loan originations remained flat from the third quarter of last year at $8.7 million, and decreased by 5% to $29.9 million in the first nine months of this fiscal year.

At the end of December 2004, commercial and commercial real estate loans were 72% of net loans, compared to 69% a year earlier. Residential loans dropped to 23% of loans, from 26% a year ago, and consumer loans stayed flat at 5% of net loans. Gross loans increased 20% to $753 million at the end of December, compared to $626 million a year ago. Total assets grew 14% to $933 million, from $820 million a year ago. Total deposits are up 8% to $694 million, compared to $645 million at the end of the third fiscal quarter last year.

"We are committed to lowering our cost of funds," Joines said. "While deposits have grown at a more moderate pace than loans, we are continuing to add low-cost core deposits. We are also utilizing Federal Home Loan Bank advances as a supplemental source of funds, and as a result our wholesale borrowings have increased to $121 million."

Core deposits, consisting of no-cost demand deposits and low-cost savings and money market deposits, increased 12% to $313 million at December 31, 2004, compared to $278 million at the end of the third fiscal quarter last year. In the same period, time deposits have increased by just 4%, to $381 million from $367 million a year ago. Core deposits now represent 45% of total deposits, compared to 43% of deposits at the end of December 2003.

                                     (more)

HRZB - Record Profits in 3Q05
January 20, 2005
Page Two

"Our balance sheet also reflects an investment in a real estate joint venture," Evans said. "Westward Financial Services, a wholly owned subsidiary of Horizon Bank, has been active in residential real estate development for nearly 35 years. Westward has a controlling interest in Greenbriar Northwest Associates. Greenbriar, an established residential land development company headquartered in Bellingham, owns the $17.1 million Fairhaven Highlands property and plans to break ground on a residential development there in the next 18 months.

"Asset quality remains very solid, with non-performing loans flat on a sequential-quarter basis, but up slightly from a year ago," Joines said. "One mortgage construction loan for nearly $1 million remains delinquent, which accounts for the majority of the bank's non-performing loans."

Non-performing loans (NPLs) and non-performing assets (NPAs) were both just $1.1 million at the end of December 2004. NPLs represent just 0.15% of net loans, while NPAs are only 0.12% of total assets. The provision for loan losses was $350,000 in the quarter, and totaled $975,000 in the first nine months of fiscal 2005, bringing the reserve for loan losses to $11.2 million, representing 1.50% of net loans.

Revenues grew 12% over the third quarter last year to $10.8 million, compared to $9.7 million a year ago, due to double-digit increases in both net interest income and non-interest income. Third quarter net interest income grew 12% to $9.2 million, compared to $8.2 million a year ago. Non-interest income increased 10% to $1.6 million in the third quarter of fiscal 2005, from $1.4 million last year, reflecting greater service fee income and a slight increase in gain on sale of loans. Non-interest expense was up 13% to $5.8 million, from $5.1 million in the third quarter last year.

"A couple of factors contributed to the rise in operating expenses," Joines explained. "This year we changed our core data processing software, which should improve efficiencies in the future but accounted for some expenses in the third quarter. In addition, in November we opened our sixth Snohomish County branch in Marysville, increasing occupancy and compensation expenses slightly. Our next branch opening is scheduled for first quarter fiscal 2006, when our first Pierce County branch is slated to open outside Tacoma in Lakewood."

The efficiency ratio was 53.9% in the third quarter, compared to 53.1% last year. Return on average equity (ROE) increased to 12.0%, from 10.8% in the third quarter of fiscal 2004, and return on average assets (ROA) remained flat from the third quarter last year at 1.42%. Net interest margin was also unchanged from a year ago at 4.37% in the third quarter.

For the nine-month period ended December 31, the efficiency ratio was 52.7% in 2004, compared to 49.7% in 2003. ROE improved to 12.1% in the first nine months of fiscal 2005, from 11.9% the previous year, and ROA was 1.47%year-to-date, compared to 1.56% a year ago. Net interest margin was 4.34% for the nine-month period ending December 30, 2004, versus 4.39% in the previous year.

Net interest income was up 7% to $26.7 million for the first nine months of fiscal 2005, compared to $24.9 million for the same period the previous year. Non-interest income was down 14% for the nine-month period to $5.1 million, compared to $5.9 million a year ago, due to a sizable decrease in gain on sale of loans, primarily due to the slowdown in mortgage refinancings.
Non-interest expense grew 9% to $16.7 million, from $15.3 million in the first nine months of fiscal 2004, reflecting the growing branch network and core data processor conversion expenses.

In the quarter ended December 31, 2004, Horizon repurchased 56,852 shares at an average price of $19.71. In the first nine months of fiscal 2005, a total of 344,102 shares have been repurchased, at an average of $18.84 per share. At quarter-end, book value was $10.69 per share, compared to $10.38 a year earlier, and tangible book value was $10.61, up from $10.29 a year ago.

Horizon Financial Corp. is a $933 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 17 full-service offices, three commercial loan centers and three real estate loan centers throughout Whatcom, Skagit and Snohomish Counties.


Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully target new commercial business and expand existing relationships, success in new markets, expense management and the efficiency ratio, expanding or maintaining the net interest margin, the ability to grow demand deposits, interest rate risk, loan quality and the ability to recover losses on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                      (more)

HRZB - Record Profits in 3Q05
January 20, 2005
Page Three

CONSOLIDATED STATEMENTS OF INCOME              Quarter Ended                    Nine Months Ended
                                                December 31,                       December 31,
(unaudited)                                   2004        2003      Change       2004        2003     Change
------------------------------------------------------------------------------------------------------------
Interest income:
  Interest on loans                       $   12,272    $   10,687           $   35,170   $   32,745
  Interest and dividends on investment
   and mortgage backed securities              1,022         1,292                3,192        3,939
                                          ----------    ----------           ----------   ----------
    Total interest income                     13,294        11,979    11%        38,362       36,684     5%

Interest expense:
  Interest on deposits                         3,315         3,198                9,703       10,145
  Interest on borrowings                         771           565                1,995        1,687
                                          ----------    ----------           ----------   ----------
    Total interest expense                     4,086         3,763     9%        11,698       11,832    -1%
                                          ----------    ----------           ----------   ----------
    Net interest income                        9,208         8,216    12%        26,664       24,852     7%

  Provision for loan losses                      350           220    59%           975        1,245   -22%
                                          ----------    ----------           ----------   ----------
    Net interest income after provision
     for loan losses                           8,858         7,996    11%        25,689       23,607     9%

Non-interest income:
  Service fees                                   760           603                2,421        2,149
  Net gain/(loss) on sales of loans -
   servicing released                            222           193                  761        2,019
  Net gain/(loss) on sales of loans -
   servicing retained                             13            12                   69           95
  Net gain/(loss) on sales of investment
   securities                                      1           191                  471          236
  Other                                          584           442                1,402        1,432
                                          ----------    ----------           ----------   ----------
    Total non-interest income                  1,580         1,441    10%         5,124        5,931   -14%

Non-interest expense:
  Compensation and employee benefits           3,291         3,018                9,471        8,713
  Building occupancy                             779           664                2,123        1,967
  Other expenses                               1,236         1,065                3,835        3,582
  Data processing                                374           154                  802          395
  Advertising                                    135           224                  511          647
                                          ----------    ----------           ----------   ----------
    Total non-interest expense                 5,815         5,125    13%        16,742       15,304     9%

Income before provision for income taxes       4,623         4,312     7%        14,071       14,234    -1%
Provision for income taxes                     1,399         1,410    -1%         4,266        4,670    -9%
                                          ----------    ----------           ----------   ----------
Net Income                                $    3,224    $    2,902    11%    $    9,805   $    9,564     3%
                                          ==========    ==========           ==========   ==========

Earnings per share :
  Basic earnings per share                $     0.32    $     0.28           $     0.96   $     0.91
  Diluted EPS                             $     0.31    $     0.27           $     0.94   $     0.89

Weighted average shares outstanding:
  Basic                                   10,142,905    10,447,340           10,251,119   10,501,077
  Common stock equivalents                   146,043       203,636              155,003      211,602
                                          ----------    ----------           ----------   ----------
  Diluted                                 10,288,948    10,650,976           10,406,122   10,712,679
                                          ==========    ==========           ==========   ==========

                                                 (more)




HRZB - Record Profits in 3Q05
January 20, 2005
Page Four

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                             December 31,   March 31,   December 31,  One Year
                                 2004         2004          2003       Change
------------------------------------------------------------------------------
Assets:                      (unaudited)                 (unaudited)
  Cash and due from banks      $ 20,310      $ 18,432       $ 19,163      6%
  Interest-bearing deposits       1,186        20,767         23,877    -95%
  Investment securities - AFS    75,767        85,184         83,026     -9%
  Investment securities - HTM       370           369            370      0%
  Mortgage-backed securities -
   AFS                           19,806        27,760         29,625    -33%
  Mortgage-backed securities -
   HTM                              957         1,544          1,724    -44%
  Federal Home Loan Bank stock    7,218         7,015          6,928      4%
  Gross loans receivable        753,523       668,348        626,152     20%
  Reserve for loan losses       (11,168)      (10,122)        (9,491)    18%
                               --------      --------       --------
  Net loans receivable          742,355       658,226        616,661     20%
  Loans held for sale             2,588         1,334          1,242    108%
  Investment in real estate in
   a joint venture               17,163             0              0     n/a
  Accrued interest and
   dividends receivable           4,391         4,032          3,880     13%
  Property and equipment, net    21,961        17,194         17,282     27%
  Net deferred income tax
   assets                         1,186           831              0     n/a
  Federal income tax receivable     382             0            560    -32%
  Real estate owned                   0            63            343     n/a
  Other assets                   16,999        16,125         15,548      9%
                               --------      --------       --------
    Total assets               $932,639      $858,876       $820,229     14%
                               ========      ========       ========

Liabilities:
  Deposits                     $693,835      $670,259       $645,236      8%
  Other borrowed funds          104,418        67,469         57,799     81%
  Borrowing related to
   investment in real estate
   in a joint venture            16,462             0              0     n/a
  Accounts payable and other
   liabilities                    7,767         8,302          6,155     26%
  Advances by borrowers for
   taxes and insurance              134           417            244    -45%
  Deferred compensation           1,803         1,747          1,728      4%
  Net deferred income tax
   liabilities                        0             0          1,070     n/a
  Federal income tax payable          0         1,375              0     n/a
                               --------      --------       --------
    Total liabilities          $824,419      $749,569       $712,232     16%

Stockholders' equity:
  Serial preferred stock,
   $1.00 par value; 10,000,000
   shares authorized, none
   issued or outstanding
  Common stock, $1.00 par
   value; 30,000,000 shares
   authorized; 10,121,148,
   10,405,331, and 10,408,222
   shares issued and
   outstanding                   10,121        10,405         10,408     -3%
  Paid-in capital                55,317        56,894         56,845     -3%
  Retained earnings              38,509        36,926         35,758      8%
  Accumulated other
   comprehensive income           4,417         5,226          5,202    -15%
  Debt related to ESOP             (144)         (144)          (216)   -33%
                               --------      --------       --------
    Total stockholders' equity  108,220       109,307        107,997      0%
                               --------      --------       --------
    Total liabilities and
     stockholders' equity      $932,639      $858,876       $820,229     14%
                               ========      ========       ========

Intangible assets:
  Goodwill                     $    545      $    545       $    545      0%
  Mortgage servicing asset          289           313            328    -12%
                               --------      --------       --------
  Total intangible assets      $    834      $    858       $    873     -4%
                               ========      ========       ========

                                      (more)

HRZB - Record Profits in 3Q05
January 20, 2005
Page Five

LOANS                    December 31, 2004   March 31, 2004  December 31, 2003
------------------------------------------------------------------------------
1-4 Mortgage                  (unaudited)                       (unaudited)
  1-4 Family                   $168,777        $181,625         $181,022
  1-4 Family construction        71,613          63,979           57,993
  Participations sold           (65,211)        (74,279)         (76,709)
                               --------        --------         --------
Subtotal                        175,179         171,325          162,306

Commercial construction/
 land development                86,503          78,273           64,380
Residential commercial RE        71,003          53,136           53,302
Non-residential commercial RE   299,556         255,027          248,121
Commercial loans                 80,641          77,960           67,182
Home equity secured              34,589          26,297           24,593
Other consumer loans              6,052           6,330            6,268
                               --------        --------         --------
Subtotal                        578,344         497,023          463,846
                               --------        --------         --------
Subtotal                        753,523         668,348          626,152
Less:
 Reserve for loan losses        (11,168)        (10,122)          (9,491)
                               --------        --------         --------
Total loans receivable         $742,355        $658,226         $616,661
                               ========        ========         ========

Net residential loans           173,607   23%   169,752   26%    160,807   26%
Net commercial loans             79,058   11%    76,394   12%     65,825   11%
Net commercial RE loans         449,771   61%   380,085   58%    359,776   58%
Net consumer loans               39,919    5%    31,995    5%     30,253    5%
                               -----------------------------------------------
                               $742,355  100%  $658,226  100%   $616,661  100%
                               ===============================================

DEPOSITS                 December 31, 2004   March 31, 2004  December 31, 2003
                         -----------------------------------------------------
Demand Deposits              (unaudited)                         (unaudited)
  Savings                      $ 42,305    6%  $ 40,527    6%   $ 40,486    6%
  Checking                       79,299   11%    78,697   12%     72,238   11%
  Checking - non interest
   bearing                       55,389    8%    44,774    7%     41,976    7%
  Money market                  135,668   20%   131,310   19%    123,377   19%
                               -----------------------------------------------
Subtotal                        312,661   45%   295,308   44%    278,077   43%

CD's
  Under $100,000                237,818   34%   245,608   37%    243,035   38%
  $100,000 and above            143,356   21%   129,343   19%    124,124   19%
                               -----------------------------------------------
Total CD's                      381,174   55%   374,951   56%    367,159   57%
                               -----------------------------------------------

Total                          $693,835  100%  $670,259  100%   $645,236  100%
                               ===============================================

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



HRZB - Record Profits in 3Q05
January 20, 2005
Page Six

CONSOLIDATED FINANCIAL RATIOS        Quarter Ended        Nine Months Ended
-----------------------------         December 31,           December 31,
(unaudited)                        2004         2003       2004         2003
                                  ------       ------     ------       ------
Return on average assets           1.42%        1.42%      1.47%        1.56%
Return on average equity          11.97%       10.75%     12.10%       11.87%
Efficiency ratio                  53.90%       53.08%     52.67%       49.72%
Net interest spread                4.26%        4.21%      4.21%        4.22%
Net interest margin                4.37%        4.37%      4.34%        4.39%
Equity-to-assets ratio            11.60%       13.17%
Equity-to-deposits ratio          15.60%       16.74%
Book value per share            $ 10.69      $ 10.38
Tangible book value per share   $ 10.61      $ 10.29

RESERVE FOR LOAN LOSSES       Nine Months Ended December 31,
-----------------------            2004        2003
(unaudited)                       ------      ------
Balance at beginning of period  $ 10,122     $ 8,506
Provision for loan losses       $    975     $ 1,245
Charge offs (net of recoveries) $     71     $  (260)
                                --------     -------
Balance at end of period        $ 11,168     $ 9,491

NON-PERFORMING ASSETS         Nine Months Ended December 31,
---------------------               2004        2003
(unaudited)                        ------      ------
Accruing loans - 90 days past due    151         238
Non-accrual loans                    964           0
Restructured loans                     0           0
                                --------     -------
Total non-performing loans         1,115         238
Total non-performing loans/net
 loans                              0.15%       0.04%
REO                             $      -     $   343
                                --------     -------
Total non-performing assets     $  1,115     $   581
Total non-performing assets/
 total assets                       0.12%       0.07%

AVERAGE BALANCES                     Quarter Ended        Nine Months Ended
                                      December 31,           December 31,
(unaudited)                        2004         2003       2004         2003
------------------------------------------------------   ---------------------
  Loans                         $734,521     $612,787    $703,540    $605,361
  Investments                    107,880      140,099     115,817     149,589
                                --------     --------    --------    --------
    Total interest-earning
     assets                      842,401      752,886     819,357     754,950

  Deposits                       694,178      638,067     684,158     639,914
  Borrowings                      96,747       55,629      80,197      54,518
                                --------     --------    --------    --------
    Total interest-bearing
     liabilities                 790,925      693,696     764,355     694,432

Average assets                  $910,554     $818,715    $889,382    $820,034
Average stockholders' equity    $107,699     $107,951    $108,071    $107,421

WEIGHTED AVERAGE INTEREST RATES:     Quarter Ended        Nine Months Ended
                                      December 31,           December 31,
(unaudited)                        2004         2003       2004         2003
-----------------------------------------------------    ---------------------
  Yield on loans                   6.68%        6.98%      6.67%        7.21%
  Yield on investments             3.76%        3.66%      3.66%        3.49%
                                   ----         ----       ----         ----
   Yield on interest-earning
    assets                         6.31%        6.36%      6.24%        6.48%

  Cost of deposits                 1.89%        1.99%      1.88%        2.10%
  Cost of borrowings               3.16%        4.03%      3.26%        4.05%
                                   ----         ----       ----         ----
   Cost of interest-bearing
    liabilities                    2.05%        2.15%      2.03%        2.26%